EXHIBIT 4.2

                           [FORM OF FACE OF SECURITY]

                               CELLCO PARTNERSHIP
                          VERIZON WIRELESS CAPITAL LLC

                          FLOATING RATE NOTE DUE 2005


                                                PRINCIPAL AMOUNT
                                                $______________ revised by
                                                the Schedule of Increases in
                                                Global Security attached hereto.

No.[o]                                          CUSIP
                                                No.
                                                [o]

                                                ISIN No.
                                                [o]

                                                COMMON CODE
                                                [o]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.1

[THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY ONLY (A) TO THE PARTNERSHIP,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND WHO TAKES DELIVERY OF THE NOTE IN THE FORM OF AN INTEREST IN THE RULE 144A GLOBAL NOTE, OR (D) PURSUANT TO OFFERS AND SALES THAT OCCUR


---------
1 Applies to all securities.

OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM.]2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]3

     CELLCO PARTNERSHIP, a Delaware general partnership (the "Partnership"), and VERIZON WIRELESS CAPITAL LLC, a Delaware limited liability company ("Capital" and, together with the Partnership, the "Issuers," which terms include any successor, as the case may be, under the Indenture hereinafter referred to), for value received, hereby jointly and severally promise to pay to CEDE & CO., or registered assigns, the principal sum of ____________________ DOLLARS, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on May 23, 2005, and to pay interest thereon as provided below.

     Interest on this Note shall be paid quarterly in arrears on February 23, May 23, August 23 and November 23, each an interest payment date, beginning February 23, 2004. If any of the quarterly interest payment dates listed above falls on a day that is not a Business Day (as defined in the Indenture), the Issuers will postpone the interest payment date to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding Business Day. Interest on this Note will be computed on the basis of a 360-day year for the actual number of days elapsed.


---------
2 Applies to securities issued in the form of 144A Global Notes.

3 Applies whenever security is issued in global form.


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


     Interest on this Note will accrue from, and including, November 20, 2003, to, and excluding, the first interest payment date and then from, and including, the immediately preceding interest payment date to which interest has been paid or duly provided for, to, but excluding, the next interest payment date or the maturity date, as the case may be (each, an "interest period"). The amount of accrued interest for any interest period shall be calculated by multiplying the face amount of this Note by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factor calculated for each day from November 20, 2003, or from the last date the Issuers paid interest, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to that day by 360.

     If the maturity date of this Note falls on a day that is not a Business Day, the Issuers shall pay principal and interest on the next succeeding Business Day, as if that payment was made on the date that the payment was due. No interest will accrue for the period from and after the maturity date to the payment date on such next Business Day.

     The interest payable on this Note on any interest payment date will, except as otherwise provided in the Indenture, be paid to the person in whose name this Note is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the interest payment date. However, interest payable on the maturity date will be payable to the person to whom the principal will be payable.

     The interest rate on this Note will be calculated by the Calculation Agent and will be equal to LIBOR plus 0.07%, except that the interest rate in effect for the period from November 20, 2003 to, but excluding February 23, 2004 will be ___%. The Calculation Agent will reset the interest rate on each interest payment date, each an "interest reset date". The second Business Day (as defined in the Indenture) preceding an interest reset date will be the "interest determination date" for that interest reset date. The interest rate in effect on each day that is not an interest reset date will be the interest rate determined as of the interest determination date pertaining to the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date pertaining to that interest reset date, except that the interest rate in effect for the period from and including November 20, 2003 to the initial reset date will be the initial interest rate.

     "LIBOR" will be determined by the Calculation Agent in accordance with the following provisions:

     (i) With respect to any interest determination date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that interest determination date. If no rate appears, then LIBOR, in respect to that interest determination date, will be determined in accordance with the provisions described in (ii) below.

     (ii) With respect to an interest determination date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request


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


     the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that interest determination date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the interest determination date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that interest determination date will be LIBOR in effect on that interest determination date.

     "Telerate Page 3750" means the display designated as "Page 3750" on Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

     The Calculation Agent shall be Wachovia Bank, National Association, formerly known as First Union National Bank, or such other Person as the Issuers shall from time to time designate.

     Payment of the principal of (and premium, if any) and interest on this Note will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and as otherwise provided in the Indenture.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of Wachovia Bank, National Association, formerly known as First Union National Bank, the Trustee for this Note under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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


     IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed, manually or in facsimile.

Dated: November __, 2003

                                              CELLCO PARTNERSHIP


                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                              VERIZON WIRELESS CAPITAL LLC


                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION,
formerly known as First Union National Bank, as Trustee


By:
   -----------------------------------------
         Authorized Office


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


                               (Reverse of Note)

                               CELLCO PARTNERSHIP
                          VERIZON WIRELESS CAPITAL LLC

     This Note is one of a duly authorized issue of Securities of the Issuers designated as Floating Rate Notes due 2005 (the "Notes"). The Notes are one of an indefinite number of series of debt securities of the Issuers (the "Securities"), issued or issuable under and pursuant to an indenture (the "Indenture") dated as of December 17, 2001, between the Issuers and Wachovia Bank, National Association, formerly known as First Union National Bank (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuers, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. This Note is one of a series designated on the face hereof and is not limited as to the aggregate principal amount thereof. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates or interest rate formulas, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that Securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates.

     This Note is not subject to any sinking fund.

     If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this series then Outstanding may declare the entire principal amount of the Notes of this series due and payable in the manner and with the effect provided in the Indenture.

     The Notes shall not be redeemable prior to their stated maturity.

     The Indenture permits, with certain exceptions as therein provided, the Issuers and the Trustee with the consent of the Holders of more than a majority in aggregate principal amount of the Outstanding Securities of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of such Securities and any related coupons under the Indenture; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, if any, or any premium payable upon redemption thereof; change the currency or currency unit in which any Security or the principal or interest thereon is payable; impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or in the case of redemption on or after the Redemption Date); impair any right of Holders of any Security to repay or purchase Securities at their option; reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any Securities by the Issuers (or the time when such redemption, repayment or purchase may be made), (ii) reduce the percentage in


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


principal amount of the Outstanding Securities of any particular series, the Holders of which are required to consent to any supplemental indenture, or any waiver or (iii) modify any of the provisions of Sections 513, 902 or 1005 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder of a Security or coupon with respect to changes in the references to "the Trustee" and concomitant changes in Sections 902 and 1005 of the Indenture, or the deletion of this proviso, in accordance with the requirements of Sections 609, 611(b), 901(6) and 901(7) of the Indenture.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

     The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Outstanding Securities of any particular series and any related coupons, on behalf of the Holders of all the Securities of that series, to waive certain past defaults under the Indenture and their consequences with respect to such series, except a default in the payment of principal of (or premium, if any) or interest, if any, on any Security of that series or a default with respect to a covenant or provision of the Indenture which cannot be amended without the consent of such Holder.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. Except as provided in the Indenture, if (i) the Depositary is at any time unwilling or unable to continue as depository or if at any time the Depositary shall no longer be eligible under Section 303 of the Indenture and a successor depository is not appointed by the Issuers within 90 days after the Issuers receive such notice or becomes aware of such ineligibility or (ii) the Issuers deliver to the Trustee an Issuer Order of each Issuer to the effect that this Note shall be exchangeable, this Note shall be exchangeable for Notes in definitive form and in an equal aggregate principal amount. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

     As provided in the Indenture and subject to certain limitations set forth therein and above, the transfer of this Note may be registered on the Security Register of the Issuers, upon surrender of this Note for registration of transfer at the office or agency of the Issuers in a Place of Payment, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and of a like Stated Maturity and of like series and the same aggregate principal amount, will be issued to the designated transferee or transferees.


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


     No service charge shall be made for any such registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuers, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     Prior to due presentment of this Note for registration of transfer, the Issuers or the Trustee and any agent of the Issuers or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuers, the Trustee nor any such agent shall be affected by notice to the contrary.

     Certain of the Issuers' obligations under the Indenture with respect to Notes may be terminated if the either of the Issuers irrevocably deposits with the Trustee money or Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes, as provided in the Indenture.

     No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Note, or for any claim based thereon, or upon any obligation, covenant or agreement of the Issuers in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of either Issuer or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such personal liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Note.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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


                                ASSIGNMENT FORM

          To assign this Security, fill in the form below:

          I or we assign and transfer this Security to

              ___________________________________________________
             (Print or type assignee's name, address and zip code)

                  ___________________________________________
                 (Insert assignee's soc. sec. or tax I.D. No.)

          and irrevocably appoint _______________ agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

Date:_____________________                    Your Signature:___________________

Signature Guarantee:____________________________________________________________
                         (Signature must be guaranteed)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-l5.

In connection with any transfer or exchange of any of the Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by either of the Issuers or any Affiliate of an Issuer, the undersigned confirms that such Securities are being:

CHECK ONE BOX BELOW:

1. [ ] acquired for the undersigned's own account, without transfer; or

2. [ ] transferred to the Partnership; or

3. [ ] transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"); or

4. [ ] transferred pursuant to an effective registration statement under the Securities Act; or

5. [ ] transferred pursuant to and in compliance with Regulation S under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof;


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


provided, however, that if box (5) is checked, the Trustee or the Issuers may require, prior to registering any such transfer of the Securities, in their sole discretion, such legal opinions, certifications and other information as the Trustee or the Issuers may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                              __________________________________
                                              Signature

Signature Guarantee:

_______________________________               __________________________________
(Signature must be guaranteed)                Signature


________________________________________________________________________________
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

_______________________________
Dated:

             SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

     The following increases or decreases in this Global Security have been made:

                                                                                              Signature of
                                        Amount of increase       Principal Amount of      authorized signatory
              Amount of decrease in     in Principal Amount      this Global Security          of Trustee
Date of     Principal Amount of this      of this Global       following such decrease       or Securities
Exchange         Global Security             Security                or increase               Custodian
--------    ------------------------    -------------------    -----------------------    --------------------



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